UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

DARÉ BIOSCIENCE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

SUPPLEMENT TO PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 11, 2026

This proxy statement supplement (this “Supplement”), dated June 1, 2026, supplements the proxy statement filed by Daré Bioscience, Inc., a Delaware corporation (“Daré,” the “Company” and “we,” “us” or “our”), with the Securities and Exchange Commission on April 28, 2026 (the “Proxy Statement”) relating to the proxies being solicited by Daré’s board of directors in connection with Daré’s 2026 annual meeting of stockholders to be held on June 11, 2026 (and any adjournment or postponement thereof, the “Annual Meeting”). This Supplement should be read together with the Proxy Statement. Other than as set forth below, no changes have been made to the Proxy Statement.

Engagement of Proxy Solicitor

We engaged Okapi Partners LLC (“Okapi”), an independent proxy solicitation and advisory firm, to provide strategic advice and to assist in soliciting proxies on our behalf in connection with the Annual Meeting. Okapi may solicit proxies in person, by telephone, or by other means of communication, including by other electronic means of communication. We agreed to pay Okapi a fee of $15,000, plus additional fees and expenses, for such services. We have also agreed to indemnify Okapi against certain liabilities relating to or arising out of its engagement.

As stated in the Proxy Statement, we will pay for the entire cost of soliciting proxies. Our directors and employees may solicit proxies in person, by telephone, or by other means of communication. None of our directors or employees will be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks, dealers and other similar organizations for the cost of forwarding proxy materials to beneficial owners.